EXHIBIT 10.28

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made between Inhibikase Therapeutics, Inc. (the “Company”), and Mark Iwicki (the “Executive”) and is effective on the first business day after it becomes fully executed (the “Effective Date”).

WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
Employment.
(a)
Term. The Company shall employ the Executive and the Executive shall be employed by the Company pursuant to this Agreement commencing on the first day of employment, which the Company anticipates will be February 14, 2025 and continuing until such employment is terminated in accordance with the provisions hereof (the “Term”). The Executive’s employment with the Company will be “at will,” meaning that the Executive’s employment may be terminated by the Company or the Executive at any time and for any reason subject to the terms of this Agreement.
(b)
Position and Duties. The Executive shall serve as the Chief Executive Officer and shall have such powers and duties as may from time to time be prescribed by the Company Board of Directors (the “Board”). The Company agrees to appoint Executive as a member of the Board. The Executive shall devote the Executive’s full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may, as long as such services and activities do not interfere with the Executive’s performance of the Executive’s duties to the Company; (i) within 12 months, serve on a maximum of two (2) other public company boards of directors provided Executive discloses such positions to the Board; and (ii) engage in religious, charitable or other community activities. Upon any cessation of Executive’s employment, unless otherwise requested by the Board, Executive agrees to resign from all director and officer positions with the Company and its affiliates.
2.
Compensation and Related Matters.
(a)
Base Salary. The Executive’s initial base salary shall be paid at the rate of $710,000 per year. The Executive’s base salary shall be subject to periodic review by the Board or the Compensation Committee of the Board (the “Compensation Committee”). The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b)
Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Board or the Compensation Committee from time to time. The Executive’s initial target annual incentive compensation shall be 60 percent of the Executive’s Base Salary. The target annual incentive compensation in effect at any given time is referred to herein as “Target Bonus.” The actual amount of the Executive’s annual incentive compensation, if any, shall be determined in the sole discretion of the Board or the Compensation Committee, subject to the terms of any applicable incentive compensation plan that may be in effect from time to time, and shall be paid no later than March 15 of the year following the year to which it relates. To earn incentive compensation, the Executive must be employed by the Company on the day such incentive compensation is paid.
(c)
Expenses. The Executive shall (i) be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for similar executives and (ii) Company will pay Executive’s reasonable legal fees incurred in connection with negotiation of employment agreement.
(d)
Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company currently offers medical insurance, dental insurance, life insurance, disability insurance, paid sick leave, and retirement plan. The Company reserves the right to modify, delete, or otherwise change the benefits it offers at any time.
(e)
Paid Time Off. The Executive shall be entitled to 20 days of paid time off in accordance with the Company’s applicable paid time off policy for similar executives, as may be in effect from time to time.
(f)
Equity.
(i)
Hire Option. As soon as practicable following the Effective Date, and subject to Board approval, Executive shall receive a grant of an option to purchase such number of shares of the Company’s common stock (“Common Stock”) that, assuming full vesting thereof, shall constitute 4.5% of the Company’s fully-diluted capitalization on such date (the “Hire Option”). The exercise price of the Hire Option shall be equal to the Fair Market Value (as defined in the Company’s 2020 Equity Incentive Plan) on the date of grant. The Hire Option shall vest in forty-eight (48) substantially equal monthly installments following the Effective Date beginning with the first monthly anniversary of the Effective Date, subject to the Executive’s continued employment with the Company.
(ii)
Warrant Adjustment Options. As soon as practicable following the Effective Date, and subject to Board approval, Executive shall receive a grant of an option to purchase 6,837,180 shares of Common Stock, with an exercise price equal to the Fair Market Value on the date of grant (the “Warrant Adjustment Option”).

(A)
Vesting. The Warrant Adjustment Option shall vest in forty-eight (48) substantially equal monthly installments following the Effective Date, subject to the Executive’s continued employment with the Company.
(B)
Exercise and Forfeiture. Notwithstanding the foregoing, the total number of shares of Common Stock subject to the Warrant Adjustment Option that may be exercised shall not exceed an amount equal to six percent (6.0%) of the shares of Company stock subject to any Series A-1 Warrants and B-1 Warrants which have been exercised, exchanged for cash, or exchanged in a corporate-level transaction. To the extent any Series A-1 Warrants and B-1 Warrants expire without exercise (an “Expired Warrant”), a number of Warrant Adjustment Options equal to 6% of the shares of stock underlying the Expired Warrant shall be forfeited. As used herein, the term “Series A-1 Warrants and B-1 Warrants” shall mean the warrants to acquire shares of Common Stock issued in connection with the Company’s private placement financing transaction, which closed on October 9, 2024.
(iii)
Milestone Option. As soon as practicable following the Effective Date, and subject to Board approval, the Company shall grant to Executive a grant of an option to purchase such number of shares of the Common Stock that, assuming full vesting thereof, shall constitute 1.5% of the Company’s fully-diluted capitalization on such date (the “Milestone Options”). The exercise price of the Milestone Options shall be equal to the Fair Market Value on the date of grant. The Milestone Options will be subject to both a time-based vesting condition and performance-based vesting condition.
(A)
Time Vesting. The Milestone Options shall vest in forty-eight (48) substantially equal monthly installments following the Effective Date, subject to the Executive’s continued employment with the Company.
(B)
Performance Vesting. The Milestone Options will vest with respect to the performance-based vesting condition when a patient is dosed in the Company’s planned Phase 2b trial for pulmonary arterial hypertension (the “Milestone”) or when the Board otherwise determines that the Milestone has been achieved in its sole discretion. If the Milestone has not been achieved by December 31, 2026 or such later date as determined by the Board, the Milestone Option shall be forfeited as of such date.
(iv)
Adjustment Option. As soon as practicable following the consummation of Company’s acquisition of CorHepta Pharmaceuticals, Inc. (the “CorHepta Transaction”), and subject to Board approval, Executive shall receive a grant of an option (the “Adjustment Option”) to purchase such number of shares of Common Stock such that following the grant of the Adjustment Option, the Executive shall own six percent (6%) of the capital stock of the Company, assuming full vesting of the Hire Option and the Warrant Adjustment Option. The Adjustment Option shall vest in forty-eight (48) substantially equal monthly installments following the Closing Date beginning with the first monthly anniversary of the Closing Date.

(v)
Any equity awards held by Executive shall be governed by the terms and conditions of the Company’s applicable equity incentive plan(s) and the applicable award agreement(s) governing the terms of such equity awards held by the Executive (collectively, the “Equity Documents”); provided, however, and notwithstanding anything to the contrary in the Equity Documents, Sections 5, 6(e) and 7(a)(iii) of this Agreement shall apply in the event of a conflict between this Agreement and the Equity Documents or a termination by the Company without Cause or by the Executive for Good Reason.
3.
Termination. The Executive’s employment hereunder may be terminated without any breach of this Agreement under the following circumstances:
(a)
Death. The Executive’s employment hereunder shall terminate upon death.
(b)
Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Company’s determination of such issue shall be binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.
(c)
Termination by Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:
(i)
conduct by the Executive constituting a material act of misconduct in connection with the performance of the Executive’s duties, including, without limitation, (A) willful dishonesty to the Company with respect to any material matter; or (B) misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes;
(ii)
the commission by the Executive of (A) any felony or (B) a misdemeanor involving moral turpitude, or fraud;

(iii)
any misconduct by the Executive, regardless of whether or not in the course of the Executive’s employment, that results in material injury or reputational harm to the Company or any of its subsidiaries or affiliates if the Executive were to continue to be employed in the same position;
(iv)
continued non-performance by the Executive of the Executive’s duties hereunder (other than by reason of the Executive’s physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from the Board or such other authorized representative of the Company;
(v)
a breach by the Executive of any of the provisions contained in Section 8 of this Agreement or the Restrictive Covenants Agreement (as defined below);
(vi)
a material violation by the Executive of any of the Company’s lawful written employment policies of which Executive was (or should have been) aware; or
(vii)
the Executive’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or willful failure to preserve documents or other materials known by Executive to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.
(d)
Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement which does not constitute a termination for Cause under Section 3(c) and does not result from the death or disability of the Executive under Section 3(a) or (b) shall be deemed a termination without Cause.
(e)
Termination by the Executive. The Executive may terminate employment hereunder at any time for any reason, including but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):
(i)
a material diminution in the Executive’s responsibilities, authority or duties, including a requirement that Executive report to any person(s) other than the Board;
(ii)
a material diminution in the Executive’s Base Salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company;
(iii)
a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of at least thirty (30) miles of driving distance to such location from the Executive’s principal residence as of such change;

(iv)
a material breach of this Agreement by the Company; or
(v)
Executive is required to report to any person or group other than the Board.

The “Good Reason Process” consists of the following steps:

(vi)
the Executive reasonably determines in good faith that a Good Reason Condition has occurred;
(vii)
the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 60 days of the first occurrence of such condition;
(viii)
the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 30 days following such notice (the “Cure Period”), to remedy the Good Reason Condition;
(ix)
notwithstanding such efforts, the Good Reason Condition continues to exist; and
(x)
the Executive terminates employment within 60 days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

If the Executive’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate) (i) any Base Salary earned through the Date of Termination (as defined below); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”), and, if applicable, the severance benefits outlined in Section 5 or 6 of this Agreement.

4.
Notice and Date of Termination.
(a)
Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.
(b)
Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for

Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination, provided that to the extent a Notice of Termination is provided during a Change in Control Period, the Date of Termination shall be the date the Notice of Termination is provided to Executive; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 14 days after the date on which a Notice of Termination is given, and (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement.
5.
Equity Award Acceleration Upon Termination as a Result of Death or Disability. If Executive’s employment is terminated as a result of death or disability, then the vesting of all Time-Based Equity Awards (as defined below) then held by Executive shall be fully accelerated as of the Executive’s Date of Termination
6.
Severance Pay and Benefits Upon Termination by the Company without Cause or by the Executive for Good Reason Outside the Change in Control Period. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d), or the Executive terminates employment for Good Reason as provided in Section 3(e), each outside of the Change in Control Period (as defined below), then, in addition to the Accrued Obligations, and subject to (i) the Executive signing a separation agreement and release in a form and manner satisfactory to the Company, which shall include, without limitation, a general release of claims against the Company and all related persons and entities, a reaffirmation of all of the Executive’s Continuing Obligations (as defined below), and shall provide that if the Executive breaches any of the Continuing Obligations, all payments of the Severance Amount shall immediately cease (the “Separation Agreement and Release”), and (ii) the Separation Agreement and Release becoming irrevocable, all within 60 days after the Date of Termination (or such shorter period as set forth in the Separation Agreement and Release), which shall include a seven (7) business day revocation period, the Company shall:
(a)
Pay the Executive an amount equal to 24 months of the Executive’s Base Salary, plus 200% of the Executive’s Target Bonus (the “Severance Amount”);
(b)
Pay the Executive any earned but unpaid bonus from the fiscal year prior to the year in which the Date of Termination occurs;
(c)
Pay the Executive a pro-rated bonus for the fiscal year in which the Date of Termination occurs;
(d)
subject to the Executive’s copayment of premium amounts at the applicable active employees’ rate and the Executive’s proper election to receive benefits under COBRA, the Company shall pay to the group health plan provider, the COBRA provider or the Executive a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of (A) the 24 month anniversary of the Date of Termination; (B) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s continuation rights under COBRA; provided, however, if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates;
(e)
notwithstanding anything to the contrary in any applicable option agreement or other stock-based award agreement, any time-based stock options and other stock-based awards subject to time-based vesting held by the Executive (including, for the sake of clarity, the Warrant Adjustment Options, the “Time-Based Equity Awards”) that would have vested if Executive had remained employed for an additional twenty-four (24) months following the Date of Termination shall immediately vest and become fully exercisable or nonforfeitable as of the later of (i) the Date of Termination or (ii) the effective date of the Separation Agreement and Release (the “Accelerated Vesting Date”); provided that the Warrant Adjustment Option will only become exercisable if and when the Warrant Adjustment Option would otherwise be exercisable pursuant to its respective terms; and provided further that any termination or forfeiture of the unvested portion of such Time-Based Equity Awards that would otherwise occur on the Date of Termination in the absence of this Agreement will be delayed until the effective date of the Separation Agreement and Release and will only occur if the vesting pursuant to this subsection does not occur due to the absence of the Separation Agreement and Release becoming fully effective within the time period set forth therein. Notwithstanding the foregoing, no additional vesting of the Time-Based Equity Awards shall occur during the period between the Executive’s Date of Termination and the Accelerated Vesting Date.

The amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over 24 months commencing within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount, to the extent it qualifies as “non-qualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

7.
Severance Pay and Benefits Upon Termination by the Company without Cause or by the Executive for Good Reason within the Change in Control Period. The provisions of this Section 6 shall apply in lieu of, and expressly supersede, the provisions of Section 5 if (i) the Executive’s employment is terminated either (a) by the Company without Cause as provided in Section 3(d), or (b) by the Executive for Good Reason as provided in Section 3(e), and (ii) the Date of Termination is within three (3) months before or within 24 months after the occurrence of the first event constituting a Change in Control (such period, the “Change in Control Period”).

These provisions shall terminate and be of no further force or effect after a Change in Control Period.
(a)
If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) or the Executive terminates employment for Good Reason as provided in Section 3(e) and in each case the Date of Termination occurs during the Change in Control Period, then, in addition to the Accrued Obligations, and subject to the signing of the Separation Agreement and Release by the Executive and the Separation Agreement and Release becoming fully effective, all within the time frame set forth in the Separation Agreement and Release but in no event more than 60 days after the Date of Termination:
(i)
the Company shall pay the Executive an amount equal to 24 months of the Executive’s Base Salary, plus 200% of the Executive’s Target Bonus (the “Change in Control Payment”); and
(ii)
subject to the Executive’s copayment of premium amounts at the applicable active employees’ rate and the Executive’s proper election to receive benefits under COBRA, the Company shall pay to the group health plan provider, the COBRA provider or the Executive a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of (A) the 24 month anniversary of the Date of Termination; (B) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s continuation rights under COBRA; provided, however, if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates;
(iii)
notwithstanding anything to the contrary in any applicable option agreement, equity award plan, or other stock-based award agreement, the Time-Based Equity Awards shall immediately accelerate and become fully exercisable or nonforfeitable on the Accelerated Vesting Date; provided that the Warrant Adjustment Option will only become exercisable if and when the Warrant Adjustment Option would otherwise be exercisable pursuant to its respective terms; and provided further that any termination or forfeiture of the unvested portion of such Time-Based Equity Awards that would otherwise occur on the Date of Termination in the absence of this Agreement will be delayed until the effective date of the Separation Agreement and Release and will only occur if the vesting pursuant to this subsection does not occur due to the absence of the Separation Agreement and Release becoming fully effective within the time period set forth therein. Notwithstanding the foregoing, no additional vesting of the Time-Based Equity Awards shall occur during the period between the Executive’s Date of Termination and the Accelerated Vesting Date; and

(iv)
The Company shall pay the Executive in a lump sum any incentive compensation pursuant to Section 2(b) of this Agreement awarded in respect of the year preceding the year of termination but not yet paid and the Executive’s Target Bonus for the then-current year.

The amounts payable under this Section 6(a), to the extent taxable, shall be paid or commence to be paid within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payments to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall be paid or commence to be paid in the second calendar year by the last day of such 60-day period.

(b)
Additional Limitation.
(i)
Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).
(ii)
For purposes of this Section 6(b), the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(iii)
The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(b)(i) shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. The Company shall use commercially reasonable efforts to cause the Accounting Firm to assign reasonable value to any restrictive covenants that Executive enters into in favor of the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.
(c)
Definitions. For purposes of this Section 6, the following terms shall have the following meanings:

“Change in Control” shall mean any of the following:

(i)
any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or
(ii)
the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or
(iii)
the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

8.
Section 409A.
(a)
Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.
(b)
All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(c)
To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A‑1(h).
(d)
The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement or the Restrictive Covenants Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A‑2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.
(e)
The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.
9.
Continuing Obligations.
(a)
Restrictive Covenants Agreement. As a condition of entering into this Agreement, Executive is required to enter into the Employee Confidentiality, Assignment and Restrictive Covenants Agreement, attached hereto as Exhibit A (the “Restrictive Covenants Agreement”). For purposes of this Agreement, the obligations in the Restrictive Covenants Agreement and any other agreement relating to confidentiality, assignment of inventions, or other restrictive covenants shall collectively be referred to as the “Continuing Obligations.”
(b)
Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive’s use or disclosure of information, other than confidentiality restrictions (if any), or the Executive’s engagement in any business. The Executive represents to the Company that the Executive’s execution of this Agreement, the Executive’s employment with the Company and the performance of the Executive’s proposed duties for the Company will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive’s work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.
(c)
Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company in (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company, and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available to meet with counsel to answer questions or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out‑of‑pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(c).
(d)
Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.
10.
Consent to Jurisdiction. The parties hereby consent to the jurisdiction of the state and federal courts of the Commonwealth of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.
11.
Waiver of Jury Trial. Each of the Executive and the Company irrevocably and unconditionally waives all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or THE EXECUTIVE’s employment by the Company or any affiliate of the Company, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S or the Company’s performance under, or the enforcement of, this Agreement.
12.
Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter, provided that the Restrictive Covenants Agreement and the Equity Documents remain in full force and effect.
13.
Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.
14.
Assignment. Neither the Executive nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement (including the Restrictive Covenants Agreement) without the Executive’s consent to any affiliate or to any person or entity with whom the Company shall hereafter effect a reorganization, consolidate with, or merge into or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 or pursuant to Section 6 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive and the Company, and each of the Executive’s and the Company’s respective successors, executors, administrators, heirs and permitted assigns.
15.
Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
16.
Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.
17.
Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
18.
Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board.
19.
Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.
20.
Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s benefit plans, programs or policies except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company severance pay plan, offer letter or otherwise. Except for the Restrictive Covenants Agreement, in the event that the Executive is party to an agreement with the Company providing for payments or benefits under such plan or agreement and under this Agreement, the terms of this Agreement shall govern and the Executive may receive payment under this Agreement only and not both. Further, Section 5 and Section 6 of this Agreement are mutually exclusive and in no event shall the Executive be entitled to payments or benefits pursuant to both Section 5 and Section 6 of this Agreement.

21.
Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof.
22.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

INHIBIKASE THERAPEUTICS, INC.

By: /s/ Roberto Bellini

Name: Roberto Bellini
Its: Chairperson

EXECUTIVE

/s/ Mark Iwicki

Mark Iwicki

Exhibit A

Restrictive Covenants Agreement

Employee Confidentiality, Assignment and Restrictive Covenants Agreement

In consideration and as a condition of my employment by Inhibikase, Inc. (together with its parent, subsidiaries and other affiliates and its and their successors and assigns, the “Company”), including the compensation and benefits that I will receive, and my access to Proprietary Information in the course of my employment with the Company, I enter into this Employee Confidentiality, Assignment and Restrictive Covenants Agreement (together with its exhibits, this “Agreement”) and agree as follows:

23.
Proprietary Information. I agree that all information, whether or not in writing, concerning the Company’s business, technology, business relationships or financial affairs that the Company has not released to the general public that the Company seeks to maintain as confidential (collectively, “Proprietary Information”) and all tangible embodiments thereof are and will be the exclusive property of the Company. By way of illustration, Proprietary Information may include information or material that has not been made generally available to the public, such as: (a) corporate information, including plans, business opportunities, strategies, methods, policies, resolutions, negotiations or litigation-related information; (b) sales and marketing information, including strategies, methods, customer or business partner identities or other confidential information about customers, business partners, prospect identities or other confidential information about prospects, customer or market analyses or projections or contract terms; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; (d) operational or technological information, including plans, specifications, manuals, forms, templates, pre-clinical and clinical testing data and strategies, research and development strategies, designs, methods, procedures, formulae, data, reports, discoveries, inventions, improvements, concepts, ideas, know-how, trade secrets (as defined by applicable law), and other Developments (as defined below), software developed by or for the benefit of the Company and related data source code and programming information (whether or not patentable or registered under copyright or similar statutes), patent applications, mask works and hardware configuration information; and (e) personnel information, including personnel lists, reporting or organizational structure, performance evaluations and termination arrangements. Proprietary Information also includes information received in confidence by the Company from its customers, suppliers, business partners or other third parties.
24.
Company’s Rights to Proprietary Information. Except as permitted by Sections 21 or 22 of this Agreement, I will not, at any time, without the Company’s prior written permission, either during or after my employment for the maximum period that is permitted under applicable law, disclose any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information.
25.
Rights of Others. I understand that the Company is now and may hereafter be subject to nondisclosure or confidentiality agreements with third parties that require the Company to protect or refrain from use or disclosure of proprietary information. I agree to be bound by the terms of such agreements in the event I have access to such proprietary information. I understand that the Company strictly prohibits me from using or disclosing confidential or proprietary information belonging to any other person or entity (including any employer or former employer), in connection with my employment. In addition, I agree not to bring any confidential information belonging to any other person or entity onto Company premises or into Company workspaces.
26.
Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will not, directly or indirectly, engage in (a) any business activity that is competitive with, or conflicts with, the Company’s business activity or (b) any other outside business activity, except as expressly authorized in writing and in advance by a duly authorized member of Company management. I will advise a member of Company management at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist.
27.
Developments. I will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, data, databases, computer programs, research, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship, and other intellectual property, including works-in-process (collectively “Developments”) whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction during the period of my employment. I acknowledge that all work performed by me is on a “work for hire” basis, and I hereby do assign and transfer to the Employing Company (as defined below) and its successors and assigns all my right, title and interest in and to all Developments that (a) relate to the business of the Company or any customer of, supplier to or business partner of the Company or any of the products or services being researched, developed, manufactured or sold by the Company or which may be used with such products or services; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, sui generis database rights and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).

To preclude any possible uncertainty, if there are any Developments that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (“Prior Inventions”), I have set forth on Exhibit A attached hereto a complete list of those Prior Inventions. If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. If there are any patents or patent applications in which I am named as an inventor, other than those that have been assigned to the Company (“Other Patent Rights”), I have also listed those Other Patent Rights on Exhibit A. If no such disclosure is attached, I represent that there are no Prior Inventions or Other Patent Rights. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, research or development program, or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, worldwide license (with the full right to sublicense directly and indirectly through multiple tiers) to make, have made, modify, use, sell, offer for sale and import such Prior Invention. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent. I will not, without the Company’s prior written consent, incorporate into any Company product or otherwise deliver to the Company any software code that is subject to any license that by its terms requires, or conditions the use or distribution of such code on, the disclosure, licensing or distribution of such Company product or any source code owned or licensed by the Company (e.g., software code licensed under the GNU GPL, LGPL or AGPL).

This Agreement does not obligate me to assign to the Employing Company any Development that, in the sole judgment of the Company, reasonably exercised, is developed entirely on my own time and does not relate to the business efforts or research and development efforts in which, during the period of my employment, the Company actually is engaged or reasonably would be engaged, and does not result from the use of premises or equipment owned or leased by the Company. However, I will also promptly disclose to the Company any such Developments for the purpose of determining whether they qualify for such exclusion. I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee (including, without limitation, pursuant to the applicable statutory provision for my state of employment set forth in Exhibit B, if any), this Section 5 will be interpreted not to apply to any invention that a court rules and/or the Company agrees falls within such classes. I also hereby waive all claims to any moral rights or other special rights that I may have or accrue in any Company-Related Developments.

For the purposes of this Section 5, the term “Employing Company” means the entity employing me at the time that the applicable Development is created, made, conceived or reduced to practice. If I am jointly employed by two or more entities at such time, the Employing Company means the entity that is the primary employer.

28.
Documents and Other Company Property. I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments developed by me during my employment, which records will be available to and remain the sole property of the Company at all times.

Subject to Section 5, all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. Any property situated on the Company’s premises and/or owned by the Company, including without limitation laptops, computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice, and I have no expectation of privacy in my use of such Company property or any of the Company’s electronic systems. Upon the earlier of a request by the Company or termination of my employment, I will deliver to the Company, without altering, deleting or purging any files or documents that may contain Company information, all copies and other tangible embodiments of Proprietary Information, Company property and equipment in my possession, custody or control, including all laptops and computer equipment, files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, and other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies.

29.
Enforcement of Intellectual Property Rights. I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Company-Related Developments. I will sign, both during and after my employment, all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development or related Intellectual Property Rights. If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development and related Intellectual Property Rights.
30.
Nonsolicitation and Noncompetition. This Section 8, like all sections of this Agreement, must be read and interpreted in conjunction with Exhibit C, which contains important state-specific limitations.

In order to protect the Company’s Proprietary Information and goodwill, at all times during my employment and for a period of twelve (12) months following the date of the cessation of my employment with the Company (the “Restricted Period”):

(a)
Nonsolicitation of Customers. I shall not, directly or indirectly, in any manner, other than for the benefit of the Company during my employment with the Company, solicit or transact any business with any Customers, in either case with the purpose or effect of (i) competing with the Company or (ii) causing any such Customer to reduce or terminate such Customer’s business relationship with the Company. For purposes of this Section 8(a), “Customers” shall mean Company customers and customer prospects, in either case with whom or which I had material contact during the last 12 months of my employment with the Company or about whom or which I learned confidential information during my employment with the Company. I understand that it would be a violation of this Section 8(a) if, other than for the benefit of the Company during my employment with the Company, I provided information about a Customer to an individual who I know or should know will use such information for the purpose of soliciting such Customer.
(b)
Nonsolicitation of Employees or Independent Contractors. I shall not, directly or indirectly, in any manner: (i) solicit, entice or attempt to persuade any Employee or Independent Contractor of the Company to leave the Company or (ii) otherwise participate in or facilitate the hire, directly or through another entity, of any Employee or Independent Contractor who is then employed or engaged by the Company. “Employee” and “Independent Contractor” shall mean a Company employee or independent contractor, as applicable, with whom I had material contact during my employment with the Company, about whom I learned confidential information during my employment with the Company. I understand that it would be a violation of this Section 8(b) if, other than for the benefit of the Company during my employment with the Company, I provided information about an

Employee or Independent Contractor to an individual who I know or should know will use such information for the purpose of soliciting such Employee or Independent Contractor.
(c)
Noncompetition. I shall not, directly or indirectly, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co-venturer or otherwise, in a Related Capacity engage or otherwise participate in any Restricted Business Activities in the Restricted Territory.
(i)
“Restricted Business Activities” means any business activities that involve the development, manufacturing or marketing of any products, or the performance of any services or engagement in any research or development activities, that are competitive with (A) the products, services or research or development activities that I, directly or indirectly, was involved with or supported during my employment with the Company within the two years prior to the last day of my employment or (B) products or services or research activities that the Company has under development or that are the subject of active planning that I, directly or indirectly, was involved with or supported during my employment with the Company within the two years prior to the last day of my employment.
(ii)
“Related Capacity” means (A) any capacity or role related to, similar to, or having duties or responsibilities similar to, the capacity(ies) or role(s) I hold or held, or in which I otherwise provide or provided services, for the Company during my employment or (B) any other capacity or role in which my knowledge of the Company’s Proprietary Information or my goodwill with the Company’s employees, customers or other business relationships would be of value to a person or entity engaged in Restricted Business Activities.
(iii)
“Restricted Territory” means as of the last day of my employment with the Company (A) with respect to the U.S., (1) any U.S. state in which I, or any employees I supervised, provided services for the Company or in which my services or the services of any employees I supervised had a material effect on business activities during my employment with the Company and (2) any other U.S. state in which the Company, directly or indirectly, develops, manufactures, offers, produces, licenses or markets any products or services or has active plans to develop, manufacture, offer, produce, license or market any product or services as of the last day of my employment with the Company and (B) any other country in which the Company, directly or in directly, develops, manufactures, offers, produces, licenses or markets any products or services or has active plans to develop, manufacture, offer, produce, license or market any products or services as of the last day of my employment with the Company. I shall be considered to provide services in the Restricted Territory if I am physically present in the Restricted Territory while providing services or if my activities have a material effect on business activities within the Restricted Territory.

I understand that for so long as I am employed in one of the states listed on Exhibit C, then the provisions set forth therein under the applicable state in which I am employed at such time shall apply to this Agreement; provided that, for the periods of time during my employment with the Company in which I am not employed in one of the states listed on Exhibit C, then Exhibit C shall not apply with respect to the interpretation and/or enforcement of this Agreement. For purposes of this Agreement, I am employed in the state where (i) I primarily perform services for the Company, or (ii) if my employment has ended, the state in which I primarily performed services for the Company as of my last day of employment, in both cases (i) and (ii), as such state is approved by the Company (the “Employment Location”).

31.
Government Contracts. I acknowledge that the Company may have from time to time agreements with other persons or with the United States Government or its agencies that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under Section 5, I also assign to the Company (or any of its nominees) all rights that I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the Company and the United States or any of its agencies.

32.
Prior Agreements. I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous or current employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such employer or any other party. I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.
33.
Remedies Upon Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief, without the posting of a bond. I further acknowledge that a court may render an award extending the Restricted Period as one of the remedies in the event of my violation of this Agreement. If I violate this Agreement, in addition to all other remedies available to the Company at law, in equity, and under contract, I agree that I am obligated to pay all the Company’s costs of enforcement of this Agreement, including reasonable attorneys’ fees and expenses.
34.
Use of Voice, Image and Likeness. I give the Company permission to use any and all of my voice, image and likeness, with or without using my name, in connection with the products and/or services of the Company, for the purposes of advertising and promoting such products and/or services and/or the Company, and/or for other purposes deemed appropriate by the Company in its reasonable discretion, except to the extent prohibited by law.
35.
No Employment Obligation. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment. I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason, with or without cause.
36.
Survival and Assignment by the Company. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company will have the right to assign this Agreement to its affiliates, successors and assigns. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.
37.
Post-Employment Notifications. During the Restricted Period, I will notify the Company of any change in my address and of each subsequent employment or business activity, including the name and address of my employer or other post-Company employment plans and the nature of my activities.
38.
Disclosures During Restricted Period. I will provide a copy of this Agreement to any person or entity with whom I may enter into a business relationship, whether as an employee, consultant, partner, coventurer or otherwise, prior to entering into such business relationship during the Restricted Period.
39.
Waiver. I acknowledge and agree that no waiver of any of my obligations under this Agreement shall be effective unless made in writing by the Company. The failure of the Company to require my performance of any term or obligation of this Agreement, or the waiver of any breach of this Agreement, shall not prevent the Company’s subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

40.
Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. To the extent applicable law requires additional consideration for this Agreement, any equity, cash incentive, or severance compensation for which the Company may (in its sole discretion) make me eligible shall (in each case and independent of the other) constitute such consideration.
41.
Choice of Law and Jurisdiction. This Agreement will be deemed to be made and entered into in the Employment Location, and will in all respects be interpreted, enforced and governed under the laws of the Employment Location. I hereby consent to the jurisdiction of the state and federal courts situated within the state of my Employment Location for purposes of enforcing this Agreement or for any other lawsuit relating to or arising under this Agreement, and I hereby waive any objection that I might have to personal jurisdiction or venue in those courts.
42.
Independence of Obligations. My obligations under this Agreement are independent of any obligation, contractual or otherwise, the Company has to me. The Company’s breach of any such obligation shall not be a defense against the enforcement of this Agreement or otherwise limit my obligations under this Agreement.
43.
Protected Disclosures. I understand that nothing contained in this Agreement, any other agreement with the Company, or any Company policy limits my ability, with or without notice to the Company, to: (i) file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”), including without limitation, the Equal Employment Opportunity Commission, the National Labor Relations Board or the Securities and Exchange Commission (the “SEC”); (ii) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including by providing non-privileged documents or information; (iii) exercise any rights under Section 7 of the National Labor Relations Act, which are available to non-supervisory employees, including assisting co-workers with or discussing any employment issue as part of engaging in concerted activities for the purpose of mutual aid or protection; (iv) share compensation information concerning myself or others (provided that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information); (v) discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful; or (vi) testify truthfully in a legal proceeding. Any such communications and disclosures must be consistent with applicable law and the information disclosed must not have been obtained through a communication that was subject to the attorney-client privilege (unless disclosure of that information would otherwise be permitted consistent with such privilege or applicable law). I further understand that the Company will not limit any right I may have to receive an award pursuant to the whistleblower provisions of any applicable law or regulation for providing information to the SEC or any other Government Agency.
44.
Defend Trade Secrets Act of 2016. I understand that pursuant to the federal Defend Trade Secrets Act of 2016, I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
45.
Other Agreements; Amendment. This Agreement supplements and does not supersede any other confidentiality, assignment of inventions or restrictive covenant agreement between the Company and me. To the extent that this Agreement addresses other subject matters, this Agreement supersedes any other agreements between the Company and me with respect to such subject matters. This Agreement may be amended only in a written agreement executed by a duly authorized officer of the Company and me.

46.
Advice of Counsel. I have been advised by the Company that I have the right to consult with counsel prior to signing this Agreement.

[Remainder of Page Intentionally Left Blank]

I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. BY SIGNING BELOW, I CERTIFY THAT I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

I ACKNOWLEDGE AND AGREE THAT THE TERMS OF THIS AGREEMENT WILL APPLY TO MY ENTIRE SERVICE RELATIONSHIP WITH THE COMPANY, INCLUDING WITHOUT LIMITATION ANY PERIOD OF SERVICE PRIOR TO THE DATE OF MY SIGNATURE BELOW.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument and it shall become effective when it is fully executed by both parties.

EMPLOYEE

Signed: /s/ Mark Iwicki_________________________________________________

Type or print name: Mark Iwicki_____________________

Date: February 14, 2025

Inhibikase, Inc.

Signed: /s/ Roberto Bellini____________________________________________

Type or print name and job title: Roberto Bellini, Chairperson

Date: February 14, 2025

EXHIBIT A

To: Inhibikase, Inc.

From: ____________________

Date: _____________________

SUBJECT: Prior Inventions

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

 No inventions or improvements

 See below:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

 Additional sheets attached

The following is a list of all patents and patent applications in which I have been named as an inventor:

 None

 See below:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

EXHIBIT B

If I am employed in California, California Labor Code Section 2870 is as follows:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

If I am employed in Delaware, Title 19, Section 805 of the Delaware Code Ann. is as follows:

Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of the employee's rights in an invention to the employee's employer shall not apply to an invention that the employee developed entirely on the employee's own time without using the employer's equipment, supplies, facility or trade secret information, except for those inventions that; (i) relate to the employer's business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. An employer may not require a provision of an employment agreement made unenforceable under this section as a condition of employment or continued employment.

If I am employed in Illinois, Chapter 765, Section 1060/2 of the Illinois Compiled Statutes is as follows:

(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection.

(2) An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement.

(3) If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee's rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

If I am employed in Kansas, Sections 44-130 of the Kansas Labor and Industries Code is as follows:

(a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless:

(1) The invention relates to the business of the employer or to the employer's actual or demonstrably anticipated research or development; or

(2) The invention results from any work performed by the employee for the employer.

(b) Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment.

(c) If an employment agreement contains a provision requiring the employee to assign any of the employee's rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless:

(1) The invention relates directly to the business of the employer or to the employer's actual or demonstrably anticipated research or development; or

(2) The invention results from any work performed by the employee for the employer.

(d) Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention.

If I am employed in Minnesota, Section 181.78 of the Minnesota Labor, Industry Code is as follows:

Subdivision 1. Inventions not related to employment. Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

Subdivision 2. Effect of subdivision 1. No employer shall require a provision made void and unenforceable by subdivision 1 as a condition of employment or continuing employment.

Subdivision 3. Notice to employee. If an employment agreement entered into after August 1, 1977 contains a provision requiring the employee to assign or offer to assign any of the employee's rights in any invention to an employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer.

If I am employed in Washington State, Section 49.44.140 of the Revised Code of Washington is as follows:

(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

(2) An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment.

(3) If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

EXHIBIT C

If I am employed in California:

•
Section 4(b) shall not apply during my employment with the Company.
•
Section 8(a), 8(b)(ii) and 8(c) shall not apply during the post-employment portion of the Restricted Period.
•
The last sentence of Section 11 shall be replaced with the following: “I further agree that if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses in addition to any other relief to which such party may be entitled.”
•
All references to “State of Delaware” in Section 19 shall be changed to “State of California.”
•
Nothing in the definition of Proprietary Information prohibits an employee from competing with the Company after termination of employment.

If I am employed in Colorado:

•
Section 8(a) shall apply during the post-employment portion of the Restricted Period only if, at the time this Agreement is entered into and at the time it is enforced, I earn an amount of annualized cash compensation (as defined in CO ST § 8-2-113) equivalent to or greater than 60% of the threshold amount for highly compensated workers (as defined in CO ST § 8-2-113).
•
Section 8(c) shall apply during the post-employment portion of the Restricted Period of Section 8(c) only if, at the time this Agreement is entered into and at the time it is enforced, I earn an amount of annualized cash compensation (as defined in CO ST § 8-2-113) equivalent to or greater than the threshold amount for highly compensated workers (as defined in CO ST § 8-2-113).
•
All references to “State of Delaware” in Section 19 shall be changed to “State of Colorado.”
•
The following shall be added after Section 24: “I agree that the Company provided separate notice of this Agreement, which notice identifies that Section 8 contains a covenant not to compete and a covenant not to solicit customers, and which notice was signed by me, and that this Agreement was provided to me either (i) before I accepted the Company’s offer of employment; or (ii) at least 14 days before the earlier of (A) the effective date of this Agreement or (B) the effective date of any additional compensation or change in the terms or conditions of employment that provides consideration for this Agreement (in either event, the “Colorado Effective Date”). Section 8(a) and 8(c) of this Agreement shall not become effective prior to the Colorado Effective Date.”

If I am employed in Georgia:

•
Section 8(c) shall apply during the post-employment portion of the Restricted Period only if I: (i) am considered an exempt employee under the executive overtime exemption of the federal Fair Labor Standards Act; (ii) customarily and regularly solicit customers or prospective customers; (iii) am a sales employee; or (iv) perform the duties of a key employee or of a professional.

If I am employed in Hawaii:

•
Sections 8(b) and 8(c) shall not apply during the post-employment portion of the Restricted Period if the Company is a “technology business” as defined by Haw. Rev. Stat. § 480-4.

If I am employed in Idaho:

•
The Restricted Territory in Section 8(c) is limited to any U.S. state in which I, or any employees I supervised, provided services for the Company or had a significant presence or influence during my employment with the Company.
•
Section 8(c) only applies if I am a “key employee” as defined under Idaho Code § 44-2702(1).

If I am employed in Illinois:

•
Section 8(a) and 8(b) shall apply during the post-employment portion of the Restricted Period only if, at the time I sign this Agreement, my actual or expected annualized rate of earnings exceeds $45,000 per year (a number that is subject to increase in accordance with 820 ILCS 90/10).
•
Section 8(c) shall apply during the post-employment portion of the Restricted Period only if, at the time I sign this Agreement, my actual or expected annualized rate of earnings exceeds $75,000 per year (a number that is subject to increase in accordance with 820 ILCS 90/10).
•
The following shall be added to Section 21: “Nothing in this Agreement prevents me from (i) reporting any good faith allegations of unlawful employment practices or criminal conduct to any appropriate federal, State, or local officials, (ii) participating in a proceeding with any appropriate federal, State or local government agency enforcing discrimination laws, (iii) making any truthful statements or disclosures required by law, regulation or legal process or (iv) requesting or receiving confidential legal advice.”
•
The following shall be added after Section 24: “I understand that I have up to 14 days to consider the terms of this Agreement prior to signing it.”

If I am employed in Indiana:

•
My obligations under Section 8(b) shall only apply with respect to employees or contractors who have access to or possess any knowledge that would give a competitor an unfair advantage.

If I am employed in Louisiana:

•
All references to “State of Delaware” in Section 19 shall be changed to “State of Louisiana.”
•
The Restricted Territory in Section 8(c) is limited to any U.S. state, in which I, or any employees I supervised, conducted any business for the Company during my employment with the Company; and my obligations under subsections 8(a) and 8(b) (in addition to 8(c)) are limited to this Restricted Territory. The Restricted Territory also includes each and every parish in the State of Louisiana: Acadia Parish, Allen Parish, Ascension Parish, Assumption Parish, Avoyelles Parish, Beauregard Parish, Bienville Parish, Bossier Parish, Caddo Parish, Calcasieu Parish, Caldwell Parish, Cameron Parish, Catahoula Parish, Claiborne Parish, Concordia Parish, DeSoto Parish, East Baton Rouge Parish, East Carroll Parish, East Feliciana Parish, Evangeline Parish, Franklin Parish, Grant Parish, Iberia Parish, Iberville Parish, Jackson Parish, Jefferson Parish, Jefferson Davis Parish, LaSalle Parish, Lafayette Parish, Lafourche Parish, Lincoln Parish, Livingston Parish, Madison Parish, Morehouse Parish, Natchitoches Parish, Orleans Parish, Ouachita Parish, Plaquemines Parish, Pointe Coupee Parish, Rapides Parish, Red River Parish, Richland Parish, Sabine Parish, St. Bernard Parish, St. Charles Parish, St. Helena Parish, St. James Parish, St. John The Baptist Parish, St. Landry Parish, St. Martin Parish, St. Mary Parish, St. Tammany Parish, Tangipahoa Parish, Tensas Parish, Terrebonne Parish, Union Parish, Vermilion Parish, Vernon Parish, Washington Parish, Webster Parish, West Baton Rouge Parish, West Carroll Parish, West Feliciana Parish and Winn Parish.

If I am employed in Maine:

•
Section 8(c) shall apply during the post-employment portion of the Restricted Period only if (i) at the time I enter into the Agreement, I am earning wages above 400% of the federal poverty level, and (ii) I have been employed by the Company for at least one year or a period of six (6) months from the date the Agreement was signed, whichever is later.”
•
The following shall be added after Section 23: “By signing this Agreement, I acknowledge that the Company disclosed to me prior to receiving an offer of employment a statement that a noncompete agreement would be required. I further acknowledge that I have had at least three (3) business days to consider the Agreement before signing it.”

If I am employed in Maryland:

•
Section 8(c) shall apply during the post-employment portion of the Restricted Period only if, at the time I sign this Agreement, my actual or expected annualized rate of earnings exceeds $46,800 per year (a number that is subject to increase in accordance with Md. Code, Lab. & Empl. §3-413).

If I am employed in Massachusetts:

•
I shall not be subject to Section 8(c) during the post-employment portion of the Restricted Period if (i) I am a non-exempt employee under the Fair Labor Standards Act, 29 U.S.C. 201-219 (the “FLSA”), (ii) I am an undergraduate or graduate student that partakes in an internship with the Company while enrolled full-time or part-time in a undergraduate or graduate educational institution (“Intern”), or (iii) the Company terminates my employment without Cause or lays me off.

•
I shall be subject to Section 8(c) during the post-employment portion of the Restricted Period if (i) I am an exempt employee under the FLSA, (ii) I am not an Intern and (iii) I resign or am terminated by the Company for Cause, unless the Company waives its right to enforce the post-employment Restricted Period of Section 8(c) pursuant to Section 17 of this Agreement.

•
For purposes of this Agreement, and notwithstanding anything to the contrary in any other agreement between the Company and me, “Cause” shall mean a reasonable and good faith basis for the Company to be dissatisfied with my job performance, my conduct or my behavior.

•
For its part, the Company agrees to provide the Noncompetition Consideration to me during the period of my post-employment obligations under this Section 8(c) if I am subject to Section 8(c) during the post-employment portion of the Restricted Period and the Company does not waive its right to enforce Section 8(c) pursuant to Section 17 of this Agreement. “Noncompetition Consideration” consists of payments to me for the post-employment portion of the Restricted Period (but for not more than twelve (12) months following the end of my employment) at the rate of 50% of the highest annualized base salary paid to me by the Company within the two-year period preceding the last day of my employment with the Company. I acknowledge and agree that any Noncompetition Consideration shall reduce (and in no event shall be in addition to) any severance or separation pay that I am otherwise entitled to receive from the Company pursuant to an agreement, plan or otherwise. I further acknowledge and agree that the Noncompetition Consideration constitutes fair and reasonable consideration independent from the continuation of my employment.

•
In the event my employment commenced in a state other than Massachusetts and I relocate to Massachusetts, then Section 8(c) shall not be effective until 10 business days after such relocation.
•
Section 15 of the Agreement shall be replaced with the following. “If I elect to resign from my employment with the Company, I agree to provide the Company with written notification of my resignation at least 14 days prior to my intended resignation date. Such notice shall include information in reasonable detail about my post-employment job duties and other business activities, including the name and address of any subsequent employer and/or person or entity with whom or which I intend to engage in business activities during the Restricted Period and the nature of my job duties and other business activities. The Company may elect to waive all or part of the 14 day notice period in its sole discretion, and such waiver shall not result in a termination by the Company for purposes of this Agreement or any other agreement I may have with the Company. If the Company waives some or all of the notice period, I understand I will not be paid for the remainder of the notice period. During the Restricted Period, I will notify the Company of any change in my address and of each subsequent employment or business activity, including the name and address of my employer or other post-Company employment plans and the nature of my activities.”

•
Section 17 of the Agreement shall be replaced with the following: “The Company and I acknowledge and agree that the Company may unilaterally waive my post-employment noncompetition obligations under Section 8(c), and in the event of such a waiver, the Company is not required to provide me with the Noncompetition Consideration. The Company’s election not to provide me with the Noncompetition Consideration as set forth in Section 8(c) shall be deemed a waiver of my noncompetition obligations under Section 8(c). Otherwise, no waiver of any of my obligations under this Agreement shall be effective unless made in writing by the Company. The failure of the Company to require my performance of any term or obligation of this Agreement, or the waiver of any breach of this Agreement, shall not prevent the Company’s subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. Notwithstanding anything to the contrary in this Agreement, the Company may reduce the length of the Restricted Period by providing written notice to me of such reduction in connection with the ending of my employment relationship.”
•
Section 19 of the Agreement shall be replaced with the following: “This Agreement will be deemed to be made and entered into in the Commonwealth of Massachusetts, and will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts. I hereby consent to the exclusive personal jurisdiction of the state and federal courts situated within Massachusetts for purposes of enforcing this Agreement or for any other lawsuit relating to or arising under this Agreement, and I hereby waive any objection that I might have to personal jurisdiction or venue in those courts; provided, however, the Company and I agree that all civil actions relating to Section 8(c) of this Agreement shall be brought in the county of Suffolk and that the superior court or the business litigation session of the superior court shall have exclusive jurisdiction.”
•
The following shall be added after Section 24 of the Agreement: “By signing this Agreement, I certify that I was provided with this Agreement by the earlier of a formal offer of employment or ten (10) business days before the commencement of my employment.”

If I am employed in Minnesota:

•
Section 8(c) shall not apply during the post-employment portion of the Restricted Period.

If I am employed in Montana:

•
My obligations in the first sentence of Section 2 shall end three (3) years following the last date of my employment with the Company, except that, with respect to any Proprietary Information that also constitutes a trade secret under federal or Montana trade secrets law, my obligations in such sentence shall be perpetual.
•
Section 13 is modified to read “I understand that all new and rehired employees in Montana work on a probationary basis for the first 18 months after their date of hire/rehire. The Company uses this period to evaluate employee capabilities, work habits, and overall performance. Employment is at-will during this probationary period, meaning either the employee or the Company may end the employment relationship at any time during the probationary period with or without cause or advance notice. This at-will status may not be modified except by a writing signed by the CEO and specifically modifying the at-will employment. After successful completion of the probationary period, the employee or the Company may end the employment relationship in accordance with applicable law, including the Montana Wrongful Discharge Act.”

If I am employed in Nebraska:

•
The Restricted Territory in Section 8(c) is limited to any U.S. state in which I, or any employees I supervised, conducted any business for the Company during my employment with the Company.

If I am employed in Nevada:

•
Section 8(c) shall not apply during the post-employment portion of the Restricted Period if I am paid only on an hourly basis, exclusive of tips or gratuities.
•
Nothing in Section 8 restricts me from providing service to a former customer or client during the post-employment portion of the Restricted Period if: (a) I did not solicit the former customer or client; (b) the customer or client voluntarily chose to leave and seek services from me; and (c) I am otherwise complying with the limitations in Sections 8(a) and 8(c) as to time, geographical area and scope of activity to be restrained (other than any limitation on providing services to a former customer or client who seeks my services without any contact instigated by me).
•
If I am terminated by the Company as a result of a reduction in force, reorganization, or similar restructuring, the restrictions in Section 8(c) will only apply during the post-employment portion of the Restricted Period if the Company is providing me with my salary, benefits, or equivalent compensation, including, without limitation, severance pay.

If I am employed in New Hampshire:

•
Section 8(c) shall not apply during the post-employment portion of the Restricted Period if I was a “low-wage employee,” as defined in N.H. Rev. Stat. Ann. § 275:70-a, at the time I entered this Agreement.

If I am employed in North Dakota:

•
Sections 8(a), 8(b)(ii) and 8(c) shall not apply during the post-employment portion of the Restricted Period.

If I am employed in Oklahoma:

•
Sections 8(b)(ii) and 8(c) shall not apply during the post-employment portion of the Restricted Period.
•
Section 8(a) is replaced with the following: “I will not, other than for the benefit of the Company, solicit any business from or with the Company’s established customers, without permission from the Company.”

If I am employed in Oregon:

•
Section 8(c) shall apply during the post-employment portion of the Restricted Period only if at the time of the termination of my employment, my annual gross salary and commissions, calculated on an annual basis, exceed the amount specified in O.R.S. § 653.295, which is adjusted annually for inflation.

•
The following shall be added to Section 21: “Nothing in this Agreement prohibits me from disclosing or discussing conduct that (i) constitutes discrimination prohibited by ORS 659A.030, including conduct that constitutes sexual assault, or that constitutes discrimination prohibited by ORS 659A.082 or 659A.112 and (ii)(A) that occurred between employees or between an employer and an employee in the workplace or at a work-related event that is off the employment premises and coordinated by or through the employer, or (B) that occurred between an employer and an employee off the employment premises.”

•
The following shall be added after Section 24: “By signing this Agreement, I certify that I was notified that a noncompetition agreement is required as a condition of employment at least two weeks before my first day of employment.”

If I am employed in Rhode Island:

•
Section 8(c) shall not apply during the post-employment portion of the Restricted Period if I am (i) classified as nonexempt under the federal Fair Labor Standards Act, (ii) an undergraduate or graduate student who participates in an internship or otherwise enters a short-term employment relationship with the Company, whether paid or unpaid, while enrolled at an educational institution, (iii) 18 or younger; or (iv) a “low-wage employee”, as defined by 28 R.I. Gen. Laws § 28-59-2.

If I am employed in South Carolina:

•
My obligations in the first sentence of Section 2 shall end three (3) years following the last date of my employment with the Company, except that, with respect to any Proprietary Information that also constitutes a trade secret under the South Carolina trade secrets statutes (as applicable), my obligations in such sentence shall be perpetual.

If I am employed in Texas:

•
I acknowledge and agree that the non-competition restriction in Section 8(c) is ancillary to and in consideration of the Company’s promise to provide me with and grant me access to Proprietary Information.

If I am employed in Virginia:

•
The post-employment Restricted Period of Section 8(c) shall not apply if I am a “low-wage employee” (as defined by Va. Code § 40.1-28.7:8).
•
Section 8(a) does not preclude me from providing services to a customer or client provided that I did not initiate contact with the customer or client.

If I am employed in Washington, D.C.:

•
Section 8(c) shall only apply if I have earned or am reasonably expected to earn from the Company, in a consecutive 12-month period, compensation greater than or equal to the “minimum qualifying annual compensation” as defined in the Non-Compete Clarification Amendment Act of 2022, which is $150,000 as of October 1, 2022 and subject to increase commencing on January 1, 2024. To the extent I have earned or am reasonably expected to earn from the Company the minimum qualifying annual compensation, I acknowledge receipt of the following statement: “The District of Columbia Ban on Non-Compete Agreements Amendment Act of 2020 limits the use of non-compete agreements. It allows employers to request non-compete agreements from “highly compensated employees” under certain conditions. The Company has determined that you are a highly compensated employee. For more information about the Ban on Non-Compete Agreements Amendment Act of 2020, contact the District of Columbia Department of Employment Services (DOES).”
•
The following is added after Section 23: “By signing this Agreement, I certify that I was provided this Agreement at least 14 days before my first day of employment with the Company, or, if I am already employed by the Company, at least 14 days before I must execute this Agreement.”

If I am employed in Washington State:

•
Section 8(c) shall apply during the post-employment portion of the Restricted Period only if, at the time of the termination of my employment, my earnings, when annualized, exceed the dollar amount specified in RCW 49.62.020, which may be adjusted annually in accordance with RCW 49.62.040. If I am terminated as the result of a “layoff”, the post-employment Restricted Period of Section 8(c) shall only apply if enforcement of the noncompetition covenant includes compensation equivalent to my base salary at the time of termination for the period of enforcement minus compensation earned through subsequent employment during the period of enforcement. For the purposes of this Agreement, “layoff” means an involuntary termination solely for economic reasons.

•
All references to “State of Delaware” in Section 19 shall be changed to “State of Washington.”
•
The following shall be added to Section 21: “Nothing in this Agreement prohibits me from disclosing or discussing conduct that (i) occurs at the workplace, at work-related events coordinated by or through the Company, between employees, or between the Company and an employee, whether on or off the employment premise and (ii) I reasonably believe under Washington state, federal or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy.”

If I am employed in Wisconsin:

•
The Restricted Territory in Section 8(c) is limited to any U.S. state in which I, or any employees I supervised, conducted any business for the Company during my employment with the Company.
•
My obligations under Section 8(b) are limited to those employees and independent contractors (i) with whom I had contact or whom I supervised; (ii) who have skill sets about which I have specialized knowledge; (iii) who had access to sensitive, Company-specific Proprietary Information or (iv) who performed services in the same geographic area in which I performed services for the Company.
•
Notwithstanding anything to the contrary in Section 8(c), nothing therein shall not preclude me from being an employee of, or from otherwise providing services to, a separate division or operating unit (a "Division") of a multi-divisional business or enterprise that is engaged in Restricted Business Activities (a "Competitive Enterprise") if the Division by which I am employed, or to which I provide services, is not engaged in Restricted Business Activities and I do not provide services, directly or indirectly, to any other division or operating unit of such Competitive Enterprise if such other division or operating unit is engaged in Restricted Business Activities.
•
My obligations in the first sentence of Section 2 shall end two (2) years following the last date of my employment with the Company, except that, with respect to any Proprietary Information that also constitutes a trade secret under federal or Wisconsin trade secrets law, my obligations in such sentence shall be perpetual.